EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

          We consent to the incorporation by reference in the Registration Statements of National Home Health Care Corp. on Forms S-8 (Registration Nos. 033-61315 and 333-46076) of our report dated September 28, 2001, with respect to the consolidated financial statements of National Home Health Care Corp. and subsidiaries as of July 31, 2001 and for the year then ended included in its Annual Report on Form 10-K for the year ended July 31, 2001.



/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Valhalla, New York
October 29, 2001